EXHIBIT 99.2

P.O. Box 25099 Richmond, VA 23260 • phone: (804) 359-9311 • fax (804) 254-3594

PRESS RELEASE

CONTACT	RELEASE
Karen M. L. Whelan	Immediately
Phone: (804) 359-9311
Fax: (804) 254-3594
Email: investor@universalleaf.com

Universal Corporation Announces Quarterly Dividends

Richmond, VA • August 5, 2008 / PRNEWSWIRE

George C. Freeman, III, Chairman, President, and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company’s Board of Directors declared a quarterly dividend of forty-five cents ($0.45) per share on the common shares of the Company, payable November 10, 2008, to common shareholders of record at the close of business on October 14, 2008.

In addition, the Board of Directors declared a quarterly dividend of $16.875 per share on the Series B 6.75% Convertible Perpetual Preferred Stock (“Series B Preferred Stock”), payable September 15, 2008, to shareholders of record as of 5:00 p.m. Eastern Time on September 1, 2008.

Headquartered in Richmond, Virginia, Universal Corporation is one of the world’s leading tobacco merchants and processors and conducts business in more than 35 countries. Its revenues from continuing operations for the fiscal year ended March 31, 2008, were $2.1 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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